AMENDMENT TO AMENDED AND RESTATED SUBADVISORY AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED SUBADVISORY AGREEMENT (this “Amendment”), dated May 21, 2026, amends the SUBADVISORY AGREEMENT made as of November 1, 2024 (the “Agreement”), by and between PUTNAM INVESTMENT MANAGEMENT, LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter called “PIM”), and THE PUTNAM ADVISORY COMPANY, LLC (“PAC”), a Delaware limited liability company.

WHEREAS, both PIM and PAC desire to revise the list of funds, as identified on Schedule A to the Agreement, with respect to which PAC is authorized to provide sub-advisory services from PAC’s office in Singapore to remove each of Putnam U.S. Research Fund and Putnam VT U.S. Research Fund.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

1.	Schedule A. With effect as of May 21, 2026, Schedule A to the Agreement is hereby deleted and replaced with Schedule A attached hereto.

2.	Miscellaneous.

(a)	Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.
(b)	Except as expressly amended hereby, all terms and provisions of the Agreement remain in full force and effect.
(c)	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Subadvisory Agreement to be duly executed and attested by their duly authorized officers.

PUTNAM INVESTMENT MANAGEMENT, LLC

By:	/s/ R. Shepherd Perkins
R. Shepherd Perkins
Title:	President

THE PUTNAM ADVISORY COMPANY, LLC

By:	/s/ James F. Clark
James F. Clark
Title:	Chief Compliance Officer

Schedule A*

Putnam Emerging Markets Equity Fund

Putnam Focused Equity Fund

Putnam Focused International Equity Fund

Putnam Global Health Care Fund

Putnam Global Technology Fund

Putnam International Small Cap Fund

Putnam International Equity Fund

Putnam International Value Fund

Putnam VT Emerging Markets Equity Fund

Putnam VT Focused International Equity Fund

Putnam VT Global Health Care Fund

Putnam VT International Equity Fund

Putnam VT International Value Fund

*PAC is authorized to act as sub-adviser for each Fund listed in this Schedule A, but a Sub- Advised Portion may not be assigned to PAC by PIM pursuant to Section 1(a)(i) with respect to a particular Fund at any given time. Sub-Advised Portions will be determined, and compensation under this Agreement will be paid, based on the corporate accounting records of the parties’ parent company with respect to portfolio management duty assignments.